UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2018

Point Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	814-01038	27-3046338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1086 Teaneck Road Suite 3A Teaneck, NJ 07666
(Address of principal executive offices)

Registrant’s telephone number, including area code (201) 408-5126

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Agreement.

On November 5, 2018, Point Capital, Inc. (the “Company”) entered into 14 separate Return to Treasury Agreements, whereby Darlene Gaudios, holding 100,000 shares of common stock of the Company, Richard W. Hunt, holding 200,000 shares of common stock of the Company, Barbara Mittman, holding 1,378,404 shares of common stock of the Company, Whalehaven Capital Fund Limited, holding 17,839,059 shares of common stock of the Company, Tara Best, holding 25,000 shares of common stock of the Company, William R Hunt, holding 200,000 shares of common stock of the Company, Mario Marsillo Jr., holding 2,600,620 shares of common stock of the Company, Richard A Brand, holding 2,042,080 shares of common stock of the Company, Chi Squared Capital Inc. holding 2,053,120 shares of common stock of the Company, Vincent Labarbara, holding 2,600,620 shares of common stock of the Company, Momona Capital LLC, holding 1,500,000 shares of common stock of the Company, Network 1 Financial Group, holding 306,313 shares of common stock of the Company, Osher Capital Inc., holding 1,500,000 shares of common stock of the Company, and Alpha Capital Anstalt, holding 3,060,057 shares of common stock of the Company agreed to return their a portion of their respective holdings to treasury in exchange for certain consideration as described below. As a result, the Company the total issued and outstanding number of shares of common stock of the Company would be reduced by 28,726,901. The transaction described herein closed on December 13, 2018.

Shareholder	Number of Shares Held	Number of Shares Cancelled	Consideration
Darlene Gaudios	100,000	80,000	$8.00
Richard W. Hunt	200,000	160,000	$16.00
Barbara Mittman	1,378,404	1,102,723	$110.27
Whalehaven Capital Fund Ltd.	17,839,059	14,673,930	$1,467.39
Tara Best	25,000	20,000	$2.00
William R. Hunt	200,000	160,000	$16.00
Mario Marsillo Jr.	2,600,620	2,080,496	$208.05
Richard A. Brand	2,042,080	1,633,664	$163.37
Chi Squared Capital Inc.	2,053,120	1,642,496	$164.25
Vincent Labarbara	2,600,620	2,080,496	$208.05
Momona Capital LLC	1,500,000	1,200,000	$120.00
Network 1 Financial Group	306,313	245,050	$24.51
Osher Capital Inc.	1,500,000	1,200,000	$120.00
Alpha Capital Anstalt	3,060,057	2,448,046	$244.80

Total	35,402,273	28,726,901	$2,872.69

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 28, 2018, Point Capital, Inc. (the “Company”) entered into an Asset Purchase with Blind Faith Concepts Holdings, Inc. whereby the Company acquired three trademarks related to the NFID brand, the web domain www.nfid.com, and assumption of Brand Ambassador Agreement in exchange for 2,000,000 shares of common capital stock of the Company. NFID is a unisex footwear brand that we now be sold under the banner. Management will need to continue R&D and product development to fully launch the product, but in no way is the Company ceasing operations.

This item serves to correct the Form 8-K filed on September 28, 2018 which incorrectly identified the seller as Blind Faith Concepts, Inc, a New York corporation.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Corrected Asset Purchase Agreement, dated September 28, 2018

10.2	Form of Return to Treasury Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Point Capital, Inc.
(Registrant)
Date:	December 20, 2018	By:	/s/ Eric Weisblum
		Name:	Eric Weisblum
		Title:	Chief Executive Officer

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